                                                                   EXHIBIT 10.22


                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (as same may be renewed, extended, modified, restated amended and/or rearranged, the "Third Amendment") dated as of January 31, 2002, is between MOUNTAIN COMPRESSED AIR, INC., a Texas corporation (hereinafter referred to as "Borrower") and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, a national banking association ("Bank").

                                    RECITALS:

         A. Bank and Borrower entered into that certain Credit Agreement dated as of February 6, 2001 (the "Prior Agreement"), as amended by that certain First Amendment to Credit Agreement dated as of August 9, 2001 (the "First Amendment"), as amended by that certain Second Amendment to Credit Agreement dated as of November 30, 2001 (the "Second Amendment", together with the Prior Agreement and the First Amendment referred to hereafter as the Agreement).

         B. Borrower has requested that Bank extend the maturity date of the Line of Credit Note from January 31, 2002 to April 30, 2002. Bank has agreed to do so, subject to the terms and conditions contained herein.

         C. OilQuip Rentals, Inc., a Delaware corporation (the "Parent") ("OilQuip"), Munawar and Jayne Hidayatallah (the "Hidayatallahs"), Allis-Chalmers Company, a Delaware corporation ("Allis-Chalmers") and Houston Dynamic each guaranteed to the Bank the payment and performance of certain indebtedness and obligations of Borrower to Bank.

         D. Borrower and Bank now desire to enter into this Third Amendment on the terms set forth herein.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                  GENERAL TERMS

         Section 1.1 TERMS DEFINED IN AGREEMENT. As used in this Third Amendment, except as may otherwise be provided herein, all capitalized terms which are defined in the Agreement, as amended, have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

         Section 1.2 CONFIRMATION AND EXTENT OF CHANGES. All terms which are defined or referred to in the Agreement shall remain unchanged except as otherwise specifically provided in this Third Amendment. It is hereby confirmed that the term "Agreement" includes the Agreement as amended by this Third Amendment.

                                    ARTICLE 2

                                   AMENDMENTS

         Section 2.1 AMENDMENT TO SECTION 1.1(a). Effective as of the date hereof, Section 1.1(a) of the Agreement is hereby amended to read in its entirety as follows:

                  "(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower (i) from January 16, 2002 up to and including March 30, 2002, not to exceed at any time the aggregate principal amount of Seven Hundred Seventy-Five Thousand and No/100 Dollars ($775,000.00) and (ii) from March 31, 2002 up to and including April 30, 2002 not to exceed the aggregate principle amount of Five Hundred Thousand and No/100 Dollars ($500,000) ("Line of Credit"), the proceeds of which shall be used to support working capital, issue letters of credit (with a $240,000.00 sublimit), and general corporate purposes. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A-1 attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference. If at any time (including, without limitation, March 31, 2002 and thereafter, when the Line of Credit automatically reduces to $500,000.00) the outstanding principal amount of the Line of Credit plus the sum of all outstanding Letters of Credit exceeds the then current Line of Credit, then the Borrower shall promptly prepay the outstanding Line of Credit in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment."

         Section 2.2 AMENDMENT TO SECTION 1.1(b). Effective as of the date hereof, Section 1.1(b) of the Agreement is hereby amended to read in its entirety as follows:

                  "(b) Limitation on Borrowings. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not exceed an aggregate of (i) $775,000.00 from January 16, 2002 through and including March 30, 2002, when combined with the undrawn Letters of Credit and (ii) $500,00.00 from March 31, 2002 through and including April 30, 2002, when combined with the undrawn Letters of Credit (as hereinafter defined). All borrowings under the Line of Credit shall be in amounts of at least $10,000. There will be no minimum amount required on borrowings under the Line of Credit if borrowed through Bank's credit sweep product."

         Section 2.3 AMENDMENT TO SECTION 4.3. Effective as of the date hereof,
Section 4.3 of the Agreement is hereby amended to read in its entirety as follows:

         "SECTION 4.3 FINANCIAL STATEMENTS. Provide or cause to be provided to Bank all of the following, in form and detail satisfactory to Bank:

                           (a) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a recognized independent accounting firm acceptable to Bank, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, together with an unqualified opinion and such firm's covenant compliance calculations, certified by a senior financial officer;

                           (b) not later than 45 days after and as of the end of each calendar quarter, a financial statement of Borrower, prepared by Borrower, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, together with covenant compliance calculations, certified by a senior financial officer;

                           (c) not later than 25 days after and as of the end of each calendar month, a borrowing base certificate attached hereto as
         Schedule I, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and not later than 25 days after and as of each calendar month, a list of the names and addresses of all Borrower's account debtors; all of which Borrower shall deliver to Wells Fargo Bank Texas, National Association, 1000 Louisiana, 3rd Floor, Houston, Texas 77002, Attn: Scott Gildea;

                           (d) not later than 45 days after and as of the end of each calendar quarter, a financial statement of Allis-Chalmers, prepared by and certified by a senior financial officer of Allis-Chalmers, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles;

                           (e) not later than 90 days after each calendar year, the financial statements of Munawar Hidayatallah and Jayne Hidayatallah, signed and certified to the Bank on Bank's form and such individuals' income tax returns for such year;

                           (f) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of a senior financial officer of Borrower that said financial statements are accurate, showing the calculations confirming Borrower's compliance with all financial covenants and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;

                           (g) not later than ninety (90) days after and as of the end of each fiscal year, audited consolidated and unaudited consolidating financial statements of Allis-Chalmers, prepared by a recognized independent accounting firm acceptable to Bank, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles; and

                           (h) from time to time such other information as Bank may reasonably request."

         Section 2.4 AMENDMENT TO SECTION 4.9. Effective as of the date hereof,
Section 4.9 of the Agreement is hereby amended to read in its entirety as follows:

                  "4.9 FINANCIAL CONDITION. Maintain, or cause to be maintained, Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

                  (a) Beginning February 6, 2001, Tangible Net Worth not at any time less than eighty-five percent (85%) of Tangible Net Worth as of February 6, 2001 (plus seventy-five percent (75%) of cumulative net income after February 6, 2001, excluding any fiscal quarters in which net income is negative), plus one hundred percent (100%) of equity offerings after the date hereof, with "Tangible Net Worth" defined herein as the aggregate of total stockholders' equity plus the Seller Note less any intangible assets.

                  (b) Fixed Charge Coverage Ratio not less than 1.1 to 1.0 for the twelve (12) month period ending on the last day of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2001, with "EBITDA" defined herein as net income plus interest charges, plus taxes, plus depreciation, amortization and non-cash charges on a trailing twelve (12) month basis and with "Fixed Charge Coverage Ratio" defined herein as (i) EBITDA plus applicable operating lease payments less unfinanced capital expenditures divided by (ii) the aggregate of total interest charges (excluding any applicable paid-in-kind ("PIK") charges), scheduled principal payments, operating lease payments, cash dividends paid, and paid taxes for the same period. EBITDA will be computed on a trailing twelve (12) months basis. Through September 30, 2001, fixed charges will be annualized. Thereafter, fixed charges will be on a trailing twelve-month basis. .

                  (c) Beginning December 31, 2001, Total Funded Debt to EBITDA Ratio not more than 4.50 to 1.00; not more than 4.00 to 1.00 for the period ending March 31, 2002; not more than 3.75 to 1.00 for the periods ending June 30, 2002 and September 30, 2002; not more than 2.50 to 1.00 for the period ending December 31, 2002; and not more than 2.00 to 1.00 thereafter with "Total Funded Debt to EBITDA Ratio" defined as Total Funded Debt divided by the twelve (12) trailing months EBITDA. "Total Funded Debt" is defined herein as all interest-bearing obligations of Borrower, whether secured or unsecured, senior or subordinated, excluding the Seller Note.

                  (d) Notwithstanding anything to the contrary contained in this
         Section 4.9, Bank hereby waives Borrower's Default in this Section 4.9 for the time period ending September 30, 2001 and Bank agrees to forebear exercising any remedy due to said Defaults. This is a limited, one-time waiver only and only applies to the above Defaults ending the period September 30, 2001 and shall not affect the Bank's right to enforce strict compliance with all other terms and conditions of the Loan Documents including, without limitation, compliance with this
         Section 4.9 for all time periods other than the period ending September 30, 2001.

         Section 2.5 Addition of Section 6.1(m). Effective as of the date hereof, Section 6.1(m) shall be added to the Agreement immediately following
Section 6.1(l) thereof and shall read in its entirety as follows:

                  "(m) Borrower shall fail to deliver to the Bank on or before March 15, 2002, a fully executed subordination agreement in favor of the Bank in form and substance acceptable to the Bank in the Bank's sole discretion, executed by Borrower, Bank, the Hidayatallahs, and such other parties as the Bank requires."

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Third Amendment and to continue to make the loans provided for in the Agreement, the Borrower represents and warrants (which representations and warranties will survive the execution and delivery hereof and will be deemed for all purposes to be additional representations and warranties of the Agreement) that:

         Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE AGREEMENT AND THE LOAN DOCUMENTS. The representations and warranties of the Borrower contained in the Agreement and the Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Loan Documents were true and correct when made, and are true and correct in all material respects at and as of the time of delivery of this Third Amendment, except for such changes in the facts represented and warranted as are not in violation of the Agreement and the Loan Documents.

         Section 3.2 COMPLIANCE WITH OBLIGATIONS. The Borrower has performed and complied with all agreements and conditions contained in the Agreement and the Loan Documents required to be performed or complied with by the Borrower prior to or at the time of delivery of this Third Amendment.

         Section 3.3 DEFAULTS. There exists, and after giving effect to this Third Amendment, will exist, no default or Event of Default, or any condition, or act which constitutes, or with notice or lapse of time (or both) would constitute an event of default under any loan agreement, note agreement, or trust indenture to which the Borrower is a party.

         Section 3.4 NO AMENDMENTS. Nothing in Article 3 of this Third Amendment is intended to amend any of the representations or warranties of the Agreement.

                                    ARTICLE 4

                                   CONDITIONS

         The Bank has relied upon the representations and warranties contained in this Third Amendment in agreeing to the amendments and supplements to the Agreement set forth herein and the amendments and supplements to the Agreement set forth herein are conditioned upon and subject to the accuracy of each and every representation and warranty of the Borrower made or referred to herein, to the performance by the Borrower of its obligations to be performed under the Agreement and the Loan Documents on or before the date of this Third Amendment and to the following further conditions:

         Section 4.1 THE NOTE. The Borrower shall have duly and validly issued, executed and delivered to the Bank the Promissory Note in the form of EXHIBIT "A-1" to this Third Amendment.

         Section 4.2 OFFICERS' CERTIFICATE. The Bank shall have received a certificate of the officers of the Borrower setting forth (i) resolutions of its board of directors in form and substance satisfactory to the Bank authorizing the Borrower (and such other parties as may be required by Bank) to execute the Loan Documents to which it is a party, and (ii) specimen signatures of the officers so authorized.

         Section 4.3 ADDITIONAL DOCUMENTATION. The Borrower shall deliver to the Bank such additional approvals, opinions or documents as Bank may reasonably require.

                                    ARTICLE 5

                                  MISCELLANEOUS

         Section 5.1 LOAN DOCUMENTS. All Loan Documents shall secure the indebtedness and obligations previously secured by such Loan Documents, as such indebtedness and obligations are affected by this Third Amendment (including, without limitation, the $775,000.00 Renewed and Extended Promissory Note of even date herewith from the Borrower to the Bank), whether or not such Loan Documents shall be expressly amended or supplemented in connection with this Third Amendment.

         Section 5.2 EXTENT OF AMENDMENTS. Except as otherwise expressly provided herein, the Agreement, the Loan Documents, the Line of Credit and the other instruments and agreements referred to therein are not amended, modified or affected by this Third Amendment.

         Section 5.3 EFFECTIVE DATE. Except as otherwise expressly provided herein, the effective date of all provisions of this Third Amendment shall be the date of execution indicated below.

         Section 5.4 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Third Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such other content being controlling as to the Agreement among the parties hereto.

Section 5.5 COUNTERPARTS. This Third Amendment may be executed in two or more counterparts. It will not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 5.6 FEES AND EXPENSES. Borrower will pay all fees and expenses incurred by Bank in connection with this Agreement and the transactions contemplated herein including, without limitation filing fees, search fees, and reasonable attorneys' fees.

         Section 5.7 ENTIRE AGREEMENT. THIS THIRD AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS THIRD AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS THIRD AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS THIRD AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the 31st day of January 2002.

                                           BORROWER:

                                           MOUNTAIN COMPRESSED AIR, INC.


                                           By:   /S/ THEODORE F. POUND, III
                                                 -------------------------------
                                                 Theodore F. Pound, III
                                                 Vice President and Secretary


                                           BANK:

                                           WELLS FARGO BANK TEXAS,
                                           NATIONAL ASSOCIATION


                                           By:   /S/ SCOTT GILDEA
                                                 -------------------------------
                                                 Scott Gildea
                                                 Assistant Vice President



The Parent hereby consents and agrees to this Third Amendment and agrees that the OilQuip Guaranty shall remain in full force and effect, shall continue to the be legal, valid, and binding obligations of the Parent, and shall continue to guarantee the indebtedness and obligations described in the OilQuip Guaranty as such guaranteed obligations are amended by this Third Amendment including, without limitation, such OilQuip Guaranty shall cover the $775,000.00 Renewed and Extended Line of Credit Note, together with any and all renewals, extensions, rearrangements, amendments, modifications, and/or increases of any of the aforesaid, and such OilQuip Guaranty shall be enforceable against OilQuip in accordance with its terms.

                                             GUARANTOR:

                                             OilQuip Rentals, Inc.,
                                             a Delaware corporation


                                             By:  /S/ THEODORE F. POUND, III
                                                  ------------------------------
                                                  Theodore F. Pound, III
                                                  Vice President and Secretary


Munawar and Jayne Hidayatallah hereby jointly and severally consent and agree to this Third Amendment and agree that the Hidayatallah Guaranty shall remain in full force and effect, shall continue to the be legal, valid, and binding obligations of Munawar and Jayne Hidayatallah, and shall continue to guaranty the indebtedness and obligations described in the Hidayatallah Guaranty as such guaranteed obligations are amended by this Third Amendment including, without limitation, such Hidayatallah Guaranty shall cover the $775,000.00 Renewed and Extended Line of Credit Note, together with any and all renewals, extensions, rearrangements, amendments, modifications, and/or increases of any of the aforesaid, and such Hidayatallah Guaranty shall be enforceable against Munawar and Jayne Hidayatallah in accordance with its terms.

                                             GUARANTOR:



                                             /S/ MUNAWAR HIDAYATALLAH
                                             -----------------------------------
                                             Munawar Hidayatallah



                                             /S/ JAYNE HIDAYATALLAH
                                             -----------------------------------
                                             Jayne Hidayatallah

Allis-Chalmers consents and agrees to this Third Amendment and agrees to comply with and be bound by all of the terms hereof, and further agrees that its guaranty shall remain in full force and effect, shall continue to the be legal, valid, and binding obligations of Allis-Chalmers, and shall continue to guarantee the indebtedness and obligations described in its guaranty as such guaranteed obligations are amended by this Third Amendment including, without limitation, such guaranty shall cover the $775,000.00 Renewed and Extended Line of Credit Note, together with any and all renewals, extensions, rearrangements, amendments, modifications, and/or increases of any of the aforesaid, and such guaranty shall be enforceable against Allis-Chalmers in accordance with its terms.


                                             GUARANTOR:
                                             GUARANTOR

                                             Allis-Chalmers Company,
                                             a Delaware corporation


                                             By:  /s/ MUNAWAR HIDAYATALLAH
                                                  ------------------------------
                                                  Munawar Hidayatallah
                                                  Chief Executive Officer

                                   EXHIBIT A-1




               RENEWED AND EXTENDED REVOLVING LINE OF CREDIT NOTE


$775,000.00                                                       Houston, Texas
                                                                January 31, 2002

         FOR VALUE RECEIVED, the undersigned MOUNTAIN COMPRESSED AIR, INC., a Texas corporation ("Borrower"), promises to pay to the order of WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank") at its office at 1000 Louisiana, 3rd Floor, Houston, Texas, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Hundred Seventy-Five Thousand and No/100 Dollars ($775,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

ARTICLE 6 : INTEREST. The Borrower agrees to pay interest at the Bank's address listed above on the unpaid principal note hereof and, to the extent permitted by law, the accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth on the Addendum attached hereto and incorporated herein for all purposes.

ARTICLE 7 : PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the last day of each April, July, October, and January of each year, commencing on the first such day after the date of this Note and on maturity hereof.

ARTICLE 8 : DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note, but in no event at a rate greater than the Maximum Rate.

BORROWING AND REPAYMENT:

ARTICLE 9 : BORROWING AND REPAYMENT. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on April 30, 2002.

ARTICLE 10 : ADVANCES. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of
(i) Linda Huskey, V. William Archer, III, or M.H. Hidayatallah, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower. The amount and date of each advance requested hereunder shall be designated by an authorized representative's execution of a Borrowing Request to be received by the Bank at least one (1) Business Day prior to the date of such loan, which date shall be a Business Day. Each advance requested hereunder shall be made at the office of the Bank, and shall be funded prior to 2:00 p.m. Houston time on the day so requested in immediately available funds in the amount so requested.

ARTICLE 11 : APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

         The occurrence of any of the following shall constitute an "Event of Default" under this Note:

         (a) The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

ARTICLE 12 : The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

ARTICLE 13 : The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity.

ARTICLE 14 : Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

ARTICLE 15 : Any financial statement provided by any Borrower or Third Party Obligor to Bank proves to be incorrect, false or misleading in any material respect.

ARTICLE 16 : Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

ARTICLE 17 : Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any other promissory note or any credit agreement (including without limitation that certain Credit Agreement dated as of even date herewith between Borrower and the Bank), guaranty, security agreement, deed of trust, mortgage, pledge agreement, subordination agreement, or other document executed in connection with or securing this Note.

MISCELLANEOUS:

         (b) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

ARTICLE 18 : OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

ARTICLE 19 : GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. BORROWER AND EACH THIRD PARTY OBLIGOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR OR WITH RESPECT TO ANY COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY THE BORROWER OR ANY THIRD PARTY OBLIGOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

ARTICLE 20 : SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor


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

any other person or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

ARTICLE 21 : RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under this Note.

ARTICLE 22 : CERTAIN TRI-PARTY ACCOUNTS. Borrower and Bank agree that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts and revolving triparty accounts) shall not apply to any revolving loan accounts created under this Note or maintained in connection herewith.

ARTICLE 23 : This note is in renewal, extension and reduction of, but not in novation or discharge of, that certain Revolving Line of Credit Note dated as of August 9, 2001, in the original principal amount of $1,200,000.00, executed by the Borrower and payable to the order of the Bank.

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                             MOUNTAIN COMPRESSED AIR, INC.

                                             By: /S/ THEODORE F. POUND
                                                 -------------------------------
                                                 Theodore F. Pound, III
                                                 Vice President & Secretary

         ADDENDUM TO RENEWED AND EXTENDED REVOLVING LINE OF CREDIT NOTE
                         (BASE RATE PRICING ADJUSTMENTS)


         THIS ADDENDUM is attached to and made a part of that certain renewed and extended promissory note executed by MOUNTAIN COMPRESSED AIR, INC., a Texas corporation ("Borrower") and payable to WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank"), or order, dated as of January 31, 2002 in the principal amount of SEVEN HUNDRED SEVENTY-FIVE THOUSAND AND NO/DOLLARS ($775,000.00) (the "Note").

         The following provisions are hereby incorporated into the Note to reflect the interest rate adjustments agreed to by Bank and Borrower:

                                   ARTICLE 24

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings set forth after each, and any other term defined herein:

         Section 24.1 "BASE RATE" shall mean the higher of (a) Prime Rate per annum in effect on that day, and (b) the Federal Fund Rate in effect on that day as announced by the Federal Reserve Bank of New York, plus 0.5% per annum.

         Section 24.2 BUSINESS DAY" shall mean any day except a Saturday, Sunday, or any other day on which commercial banks in Texas are authorized or required to close by law.

         Section 24.3 "PRIME RATE" shall mean at any time the rate of interest most recently announced within the Bank at its principal office in San Francisco at its Prime Rate, with the understanding that the Bank's Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto; and is evidenced by the recording thereof after its announcement in such internal publication or publications as the Bank may designate.

                                   ARTICLE 25

                           INTEREST RATE ADJUSTMENTS:

         Section 25.1 INITIAL INTEREST RATES. The initial interest rates applicable to this Note shall be the rates set forth in the "INTEREST" paragraph herein.

         Section 25.2 INTEREST RATE ADJUSTMENTS. In addition to any interest rate adjustments resulting from changes in the Base Rate, Bank shall adjust the Base Rate margin used to determine the rates of interest applicable to the Note on the last day of each April, July, October, and January (each a "Quarterly Date") of each year, commencing on the first Quarterly Date after the date of the Note, if required to reflect a change in Borrower's ratio of Total Funded Debt to EBITDA (as such terms are defined in the Credit Agreement referenced herein), in accordance with the following grid:

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


                                                  BASE                 UNUSED
         TOTAL FUNDED                             RATE               COMMITMENT
         DEBT TO EBITDA                          MARGIN                 FEE
         --------------                          ------                 ---
         greater than 2.0 to 1.0                  0.5%                  0.5%

         at least 2.0 to 1.0 but
         less than 2.5 to 1.0                      .75%                 0.5%

         at least 2.5 to 1.0 but
         less than 3.0 to 1.0                     1.0%                  0.5%

         less than 3.0 to 1.0                     1.25%                 0.5%


Each such adjustment shall be effective on the first Business Day of the calendar quarter following the quarter during which Bank receives and reviews Borrower's most current calendar quarter-end financial statements in accordance with any requirements established by Bank for the preparation and delivery thereof.

         IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Note.

                                                  MOUNTAIN COMPRESSED AIR, INC.

                                                  By: /S/ THEODORE F. POUND
                                                      -----------------------
                                                      Theodore F. Pound, III
                                                      Vice President & Secretary

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